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                                                                   Exhibit 10.91
                                                           EXECUTION COUNTERPART

                             SUPPLEMENTAL AGREEMENT

            SUPPLEMENTAL AGREEMENT (this "SUPPLEMENTAL AGREEMENT") dated as of May 30, 2001 by and among EDISON MISSION ENERGY (the "BORROWER"), BANK OF AMERICA, N.A. ("BOA"), as agent for the 425 Lenders (as defined below) and as administrative agent for the 255 Lenders (as defined below) and CITICORP USA, INC. ("CUSA") as administrative agent for the 595 Lenders (as defined below).

            WHEREAS, (a) the Borrower, certain of the lenders party thereto (the "425 LENDERS") and BOA (formerly, the Bank of America National Trust and Savings Association), as agent (the "425 AGENT") entered into the Second Amended and Restated Credit Agreement dated as of October 11, 1996 (as amended by Amendment One dated as of August 17, 2000 among the Borrower, the 425 Agent and the 425 Lenders party thereto, the "425 CREDIT AGREEMENT"); (b) the Borrower, certain of the lenders party thereto (the "255 LENDERS") and BOA as administrative agent (the "255 AGENT") entered into the Credit Agreement dated as of May 30, 2000 (as amended by Amendment One dated as of August 17, 2000 among the Borrower, the 255 Agent and the 255 Lenders party thereto, the "255 CREDIT AGREEMENT"); and (c) the Borrower, certain of the lenders party thereto (the "595 LENDERS", together with the 425 Lenders and the 255 Lenders, the "LENDERS"), and CUSA as administrative agent (the "595 AGENT", together with the 425 Agent and the 255 Agent, the "AGENTS") entered into a Credit Agreement dated as of March 18, 1999 (as amended by (i) Amendment One dated as of August 17, 2000 among the Borrower, the 595 Agent and the 595 Lenders party thereto and (ii) Amendment Two dated as of March 15, 2001 among the Borrower, the 595 Agent and the 595 Lenders party thereto, the "595 CREDIT AGREEMENT"). The 425 Credit Agreement, the 255 Credit Agreement and the 595 Credit Agreement as amended or modified from time to time are herein referred to as the "CREDIT AGREEMENTS";

            WHEREAS, to induce the Lenders to enter into Amendment Two to the 425 Credit Agreement, Amendment Two to the 255 Credit Agreement and Amendment Three to the 595 Credit Agreement, each dated as of the date hereof, the Borrower has agreed to supplement each of the Credit Agreements as further set forth in this Supplemental Agreement;

            ACCORDINGLY, the parties hereto agree as follows:

            Section 1. DEFINITIONS. Except as otherwise defined in this Supplemental Agreement, terms defined in the Credit Agreements are used herein (and in the introductions and recitals hereto) as defined therein.

            Section 2. LOAN DOCUMENT. The Borrower agrees that this Supplemental Agreement shall be included in the definition of "LOAN DOCUMENT" for the purposes of each of the Credit Agreements.

            Section 3. ADDITIONAL COVENANT. The Borrower shall not declare, pay or make, or agree to declare, pay or make, either directly or indirectly, Covered Distributions during the

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period beginning on and including May 29, 2001 and ending on and including
October 10, 2001 in an aggregate amount exceeding $32,500,000. For the purposes of this section, a "COVERED DISTRIBUTION" means (a) any dividend (other than dividends payable solely in the common stock of the Borrower) on, or any payment on account of, or any setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or any other distribution in respect thereof and
(b) any payment of the principal of, interest on or other amounts payable with respect to intercompany loans to the Borrower from Edison International or any subsidiary of Edison International that is not a subsidiary of the Borrower.

            Section 4. ADDITIONAL EVENTS OF DEFAULT. The Borrower agrees that the following events or occurrences shall constitute an "Event of Default" under, and as defined in, each of the Credit Agreements:

            (a) The Borrower shall default in the performance and observance of any of its obligations under Section 3 above; or

            (b) Any Change of Control shall occur. For purposes of this section, "CHANGE OF CONTROL" means the failure of Edison International to own, directly or indirectly, at least 50.1% of the outstanding shares of voting stock of the Borrower (or any successor permitted pursuant to the Credit Agreements) on a fully diluted basis.

            Section 5. PERIODS OF EFFECTIVENESS. The provisions of this Supplemental Agreement shall be effective as to each Credit Agreement until such Credit Agreement shall be fully and finally paid in full; PROVIDED that the provisions of Sections 4(b) above shall cease to be effective as to each Credit Agreement (and the events or occurrences set forth in Section 4(b) above shall cease to be an Event of Default under each Credit Agreement) in the event that (a) the Borrower shall have furnished to the Lenders a binding financing commitment for a financing in an aggregate principal amount of at least $275,000,000 that is in form and substance acceptable to the Requisite COC Lenders from one or more banks or other financial institutions that are acceptable to the Requisite COC Lenders the proceeds of which, when received by the Borrower, shall be ratably applied to prepay permanently outstanding loans under the Credit Agreements or (b) outstanding loans and commitments under the Credit Agreements have been ratably reduced by at least $275,000,000 by the application of the Net Cash Proceeds from the issuance or incurrence by the Borrower of indebtedness. For purposes of this Supplemental Agreement, "REQUISITE COC LENDERS" means (a) Required Lenders under, and as defined in, each Credit Agreement AND (b) Lenders under the 595 Credit Agreement that have no outstanding extensions of credit to Edison International holding 85% of the aggregate outstanding principal amount of the loans of such Lenders under the 595 Credit Agreement (or, if no such loans are outstanding, 85% of the aggregate commitments of such Lenders under the 595 Credit Agreement).

            Section 6. MODIFICATION. The provisions of this Supplemental Agreement may only be amended, modified, waived or supplemented with the prior written consent of (a) the Borrower, (b) the 425 Agent, acting at the direction of the Requisite Lenders, (c) the 255 Agent, acting at the direction of the Requisite Lenders and (d) the 595 Agent, acting at the direction of

                               SUPPLEMENTAL AGREEMENT
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the Requisite Lenders. For purposes of this Section, "REQUISITE LENDERS"
means, in the case of amendments, modifications, waivers or supplements to
(a) Section 3 or 4(a), Section 5 (as it may relate to Section 3 or 4(a)), this Section 6(a) or any defined term used in said Sections, 100% of the Lenders, (b) Section 4(b), Section 5 (as it may relate to Section 4(b)), this
Section 6(b) or any defined term used in said Sections, Requisite COC Lenders and (c) any provision in this Supplemental Agreement not referred to in clauses (a) or (b) above, Required Lenders under, and as defined in, each Credit Agreement.

            Section 7. MISCELLANEOUS. This Supplemental Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Supplemental Agreement by signing any such counterpart. This Supplemental Agreement shall be governed by, and construed in accordance with, the law of the State of New York.



















                               SUPPLEMENTAL AGREEMENT
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            IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                    EDISON MISSION ENERGY



                                    By: /s/  G. Gary Garcia
                                       ---------------------------------------
                                       Name:  G. Gary Garcia
                                       Title: Treasurer

                                    BANK OF AMERICA, N.A.,
                                      as 425 Agent and as 255 Agent



                                    By: /s/ David Price
                                       ---------------------------------------
                                       Name:  David Price
                                       Title: Vice President

                                    CITICORP USA, INC.,
                                       as 595 Agent



                                    By: /s/  Anita J. Brickell
                                       ---------------------------------------
                                       Name:  Anita J. Brickell
                                       Title: Director